UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 10, 2006 (April 4, 2006)


                              RITE AID CORPORATION
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             (Exact name of registrant as specified in its charter)


          Delaware                       1-5742                23-1614034
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  (State or Other Jurisdiction        (Commission             IRS Employer
      of Incorporation)               File Number)         Identification No.)


   30 Hunter Lane, Camp Hill, Pennsylvania                        17011
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   (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code     (717) 761-2633
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                                      None
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On April 4, 2006, the Compensation Committee (the "Compensation Committee") of the Board of Directors of Rite Aid Corporation ("Rite Aid") discussed and approved the distribution of a bonus to store, field management and corporate personnel, including the Named Executive Officers (as defined below), in recognition of significant efforts and services to improve customer satisfaction in Fiscal Year 2006. Mary Sammons (President and Chief Executive Officer), James Mastrian (Chief Operating Officer ), Mark Panzer (Senior Executive Vice President and Chief Marketing Officer), Kevin Twomey (Executive Vice President and Chief Financial Officer) and Robert Sari (Executive Vice President and General Counsel) were awarded $165,000, $85,250, $66,000, $24,933 and $22,000, respectively (Ms. Sammons and Messrs. Mastrian, Panzer, Twomey and Sari being referred to herein, collectively, as the "Named Executive Officers").

         On April 5, 2006, the Compensation Committee also approved the grant of restricted stock awards to the Named Executive Officers and certain other executive officers, effective as of April 5, 2006. The number of shares issued to each of Ms. Sammons, Mr. Mastrian, Mr. Panzer, Mr. Twomey and Mr. Sari is 199,501 shares, 74,813 shares, 74,813 shares, 31,796 shares, 28,055 shares, respectively. The shares of restricted stock were granted pursuant to either Rite Aid's 2000 Omnibus Equity Plan or Rite Aid's 2004 Omnibus Equity Plan, each of which was previously filed with the Securities and Exchange Commission. These shares will vest 1/3 per year over three years commencing one year from the date of grant, with the exception that Mr. Mastrian's shares vest in their entirety on October 10, 2007, in each case, subject to continuous employment.

         On April 5, 2006, the Compensation Committee also approved the adoption of the 2007 Bonus Plan , a cash bonus plan for the Named Executive Officers, other executive officers and key managers, and the Board of Directors, upon the recommendation of the Compensation Committee, approved the performance goals and target bonus percentages under the 2007 Bonus Plan. For Fiscal Year 2007, the Board of Directors approved a payout matrix for bonuses based on Rite Aid's attainment of Adjusted EBITDA (earnings, before interest, taxes, depreciation, amortization and certain other adjustments) and customer satisfaction targets. The Board established target bonus levels for each participant that are defined as a percentage of base pay. Bonuses equal to a multiple of a participant's target bonus will be paid based on Rite Aid's achievement of the 2007 targets. A separate bonus is payable for achievement of the customer satisfaction targets as well as the Adjusted EBITDA targets. 80% of the target bonus is payable upon satisfaction of the Fiscal Year 2007 Adjusted EBITDA targets and 20% of the target bonus is payable on satisfaction of the Fiscal Year 2007 customer satisfaction targets. Bonus payments under the 2007 Bonus Plan increase as performance levels increase between the minimum ($650 million) and the maximum ($740 million) Adjusted EBITDA targets and the minimum (70%) and the maximum (85%) of customer satisfaction targets. Upon satisfaction of the minimum Adjusted EBITDA target ($650 million), the participant will receive 50% of the Adjusted EBITDA bonus target and upon satisfaction of the maximum Adjusted EBITDA target ($740.0 million), the participant will receive 200% of the Adjusted EBITDA bonus target, with proportional increases between the minimum and maximum targets. Upon satisfaction of the minimum customer satisfaction target, the participant will receive 50% of the customer service bonus target and upon satisfaction of the maximum customer satisfaction target, the participant will receive 200% of the customer service bonus target, with proportional increases between the minimum and maximum targets.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RITE AID CORPORATION


Dated: April 10, 2006                  By: /s/ Robert B. Sari
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                                           Name:  Robert B. Sari
                                           Title: Senior Vice President,
                                                  General Counsel and Secretary